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Consent of Jack F. Burke, Jr.

Board  Of  Directors
WESTGATE ACQUISITIONS CORPORATION

         We consent to the inclusion in the registration statement on Form SB-2 of our report dated September 30, 1999 on our audits of the financial statements of WESTGATE ACQUISITIONS CORPORATION We also consent to the reference to our firm under the caption "Experts."



/s/  Jack  F.  Burke,  Jr.
----------------------------
Certified  Public  Accountant
SEPTEMBER  30,  1999